SMITH BARNEY EQUITY FUNDS

                               Amendment No. 10 to
                First Amended and Restated Master Trust Agreement

The undersigned, constituting a majority of the Trustees of Smith Barney Equity Funds (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's First Amended and Restated Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1. The name of the Trust is hereby changed from "Smith Barney Equity Funds" to "Legg Mason Partners Equity Funds," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2. The name of the Sub-Trust of the Trust currently designated as "Smith Barney Social Awareness Fund" is hereby changed to "Legg Mason Partners Social Awareness Fund," and all references to such Sub-Trust in the Trust Document are hereby amended accordingly.

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

                           [signature page to follow]

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IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the ____ day of March 2006.


------------------------------------           ---------------------------------
Leopold Abraham II, as Trustee                 Jane F. Dasher, as Trustee
and not individually                           and not individually


------------------------------------           ---------------------------------
Donald R. Foley, as Trustee                    R. Jay Gerken, as Trustee
and not individually                           and not individually


------------------------------------           ---------------------------------
Richard E. Hanson, Jr., as Trustee             Paul Hardin, as Trustee
and not individually                           and not individually


------------------------------------           ---------------------------------
Roderick C. Rasmussen, as Trustee              John P. Toolan, as Trustee
and not individually                           and not individually